Exhibit 5.1
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

January 21, 2016

Fibrocell Science, Inc. 405 Eagleview Boulevard Exton, Pennsylvania 19341

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Fibrocell Science, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”), filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with two prospectuses, which form part of the Registration Statement: (i) a base prospectus (the “Base Prospectus”), and (ii) a sale agreement prospectus (the “Sales Agreement Prospectus”) covering the offering, issuance and sale of up to $50,000,000 of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) that may be issued and sold under the Sales Agreement, dated January 21, 2016, between the Company and Cantor Fitzgerald & Co. (such agreement, the “Sales Agreement,” and such shares, the “Sales Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus, as supplemented by the various Prospectus Supplements, and the Sales Agreement Prospectus, provide for the issuance and sale from time to time by the Company of up to an aggregate of $150,000,000 of (i) the Sales Agreement Shares, (ii) shares of Common Stock of the Company issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) (the “Base Prospectus Shares”), (iii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), (iv) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), (v) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), (vi) shares of Common Stock and/or Preferred Stock issuable upon exercise of the Warrants or upon conversion or exchange of the Debt Securities issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), (vii) units comprised

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of one or more shares of Common Stock (other than Sales Agreement Shares), shares of Preferred Stock, Debt Securities and Warrants, in any combination (the “Units”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), (viii) subscription rights to one or more shares of Common Stock, shares of Preferred Stock or other securities (the “Subscription Rights”) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), and/or (ix) any combination of the securities described in clauses (ii) through (viii) issuable pursuant to the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements).  The Base Prospectus Shares, the Sales Agreement Shares, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Subscription Rights are collectively herein referred to as the “Registered Securities.”  The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Base Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act, or the Sales Agreement Prospectus, as applicable. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, in connection with the filing of the Registration Statement.
The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).
We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained

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therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
For purposes of this opinion letter, we have assumed that:
(i) the issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time by the Company will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Restated Certificate of Incorporation of the Company, as amended from time to time (the “Charter”), the Fourth Amended and Restated Bylaws of the Company, as amended from time to time (the “Bylaws”), and applicable Delaware and New York law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;
(ii) any Base Prospectus Shares (including any such shares included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Common Stock under the Charter, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;
(iii) with respect to our opinion as to the Sales Agreement Shares, no more than 16,891,892 Sales Agreement Shares will be sold, based on a sale price of $2.96 per share, representing the last reported sale price of the Common Stock on the NASDAQ Capital Market on January 20, 2016.
(iv) any shares of Preferred Stock (including any such shares included in Units and Subscription Rights) issued pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Charter, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;
(v) any Warrants (including any Warrants included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus and

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January 21, 2016

the related Prospectus Supplement, from time to time, will be issued under one or more valid, binding, and enforceable warrant agreements (each a “Warrant Agreement”);
(vi) any Debt Securities (including any Debt Securities included in Units and Subscription Rights) issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement, from time to time, will be issued under and in conformity with, a valid, binding and enforceable Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the trustee will duly authenticate the Debt Securities pursuant to the applicable Indenture, and the applicable Indenture will be the valid and binding obligation of the Trustee and will be enforceable against the Trustee in accordance with its terms. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture;
(vii) any Units issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent;
(viii) any Subscription Rights issued by the Company pursuant to the Registration Statement, the Base Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Subscription Rights Agreement (the “Subscription Rights Agreement”); and
(ix) all requisite third-party consents necessary to register and/or issue the Registered Securities have been obtained by the Company.
Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. Such opinions are limited solely to matters governed by the General Corporation Law of the State of Delaware and the internal laws of the State of New York, in each case without regard to conflict or choice of law principles and as applied by courts located in the particular jurisdiction, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws.
Based upon the foregoing, we are of the opinion that:

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1. Following effectiveness of the Registration Statement, the Base Prospectus Shares, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.
2. Following effectiveness of the Registration Statement, the Sales Agreement Shares, when issued and paid for in accordance with the Sales Agreement and as contemplated in the Registration Statement and the Sales Agreement Prospectus, will be duly authorized and validly issued, fully paid and nonassessable.
3. Following effectiveness of the Registration Statement, the shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against the full payment specified therefor, which must have a value not less than the par value thereof, will be validly issued, fully paid and nonassessable.
4. Following effectiveness of the Registration Statement, the Warrants registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to a Warrant Agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
5. Following effectiveness of the Registration Statement, the Debt Securities registered under the Registration Statement, when duly authorized, executed and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
6. Following effectiveness of the Registration Statement, the Units registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Unit Agreement, if applicable, will be legally issued binding

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obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
7. Following effectiveness of the Registration Statement, the Subscription Rights registered under the Registration Statement, when duly authorized, executed and delivered against payment specified therefor and pursuant to a Subscription Rights Agreement, if applicable, will be legally issued binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectuses included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,
/s/ Pepper Hamilton LLP
Pepper Hamilton LLP